EXHIBIT 5

OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

July 18, 2001

Concero Inc.
6300 Bridgepoint Parkway
Building 3, Suite 200
Austin, Texas 78730

Re: Concero Inc. - Registration Statement for Offering of 813,009 Shares of Common Stock

Dear Ladies and Gentlemen:

        We have acted as counsel to Concero Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of an additional 813,009 shares of the Company’s common stock (the “Shares”) authorized for issuance under the Company’s 1996 Stock Option/Stock Issuance Plan (the “Plan”)

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan and the authorization of additional shares reserved for issuance under the Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements or stock issuance agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

                                                                                              /s/

                                                                                             BROBECK, PHLEGER & HARRISON LLP